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                                                                  EXHIBIT (A)(4)

                           OFFER TO PURCHASE FOR CASH

                     All Outstanding Shares of Common Stock
                       (Including the Associated Rights)

                                       OF

                             MARCAM SOLUTIONS, INC.

                                       AT

                              $7.50 NET PER SHARE

                                       BY

                              M MERGER SUB, INC.,
                      a direct wholly owned subsidiary of

                              M ACQUISITION CORP.,
                     an indirect wholly owned subsidiary of

                                  INVENSYS PLC

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON WEDNESDAY, JUNE 30, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated June 3, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by M Merger Sub, a Delaware corporation ("Offeror"), and a direct wholly owned subsidiary of M Acquisition Corp., a Delaware corporation ("Purchaser"), and an indirect wholly owned subsidiary of Invensys plc, a public limited company organized under the laws of England and Wales ("Parent"), to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), including the associated preferred stock purchase rights issued pursuant to the Amended and Restated Rights Agreement, dated September 18, 1998, as amended through the date hereof, between the Company and BankBoston, N.A., as Rights Agent (the "Rights" and, together with the Common Stock, the "Shares"), of Marcam Solutions, Inc., a Delaware corporation (the "Company"), at a purchase price of $7.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Each of Offeror and Purchaser is a corporation, newly formed by Parent in connection with the Offer and the transactions contemplated thereby. The Offer is being made in connection with the Agreement and Plan of Merger dated as of May 27, 1999, among Parent, Purchaser, Offeror and the Company (the "Merger Agreement"). This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
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     Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $7.50 per Share, net to the seller in cash, without interest.

          2. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) of the Offer that number of Shares which would represent at least a majority of the outstanding Shares on a fully diluted basis.

          3.  The Offer is being made for all of the outstanding Shares.

          4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required taxpayer identification information is provided. See Important Tax Information of the Letter of Transmittal.

          5. The Board of Directors of the Company has unanimously approved the Offer and the Merger (as defined in the Offer to Purchase) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company, and recommends that the stockholders of the Company accept the Offer and tender all of their Shares pursuant thereto.

          6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Certificates for Shares or Book-Entry Confirmations are actually received by the Depositary.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 30, 1999, UNLESS THE OFFER IS EXTENDED.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. An envelope to return your instruction to us is enclosed. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. However, Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Offeror by Morgan Stanley & Co. Incorporated, the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF
                             MARCAM SOLUTIONS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 3, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by M Merger Sub, Inc., a Delaware corporation ("Offeror"), and a direct wholly owned subsidiary of M Acquisition Corp., a Delaware corporation ("Purchaser"), and an indirect wholly owned subsidiary of Invensys plc, a public limited company organized under the laws of England and Wales ("Parent"), to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), including the associated preferred stock purchase rights issued pursuant to the Amended and Restated Rights Agreement, dated September 18, 1998, as amended through the date hereof, between the Company and BankBoston, N.A., as Rights Agent (the "Rights" and, together with the Common Stock, the "Shares"), of Marcam Solutions, Inc., a Delaware corporation (the "Company"), at a purchase price of $7.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Each of Offeror and Purchaser is a corporation newly formed by Parent in connection with the Offer and the transactions contemplated thereby. The Offer is being made in connection with the Agreement and Plan of Merger dated as of May 27, 1999, among Parent, Purchaser, Offeror and the Company (the "Merger Agreement").

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Number of Shares  to be Tendered:*
--------------

                                                       SIGN HERE

Account Number:                                    --------------------------------------------
----------------------------------

Date:                                              --------------------------------------------
------------------------------------, 1999                        Signature(s)

                                                   --------------------------------------------

                                                   --------------------------------------------
                                                                 (Print Name(s))

                                                   --------------------------------------------

                                                   --------------------------------------------
                                                               (Print Address(es))

                                                   --------------------------------------------
                                                       (Area Code and Telephone Number(s))

                                                   --------------------------------------------
                                                           (Taxpayer Identification or
                                                            Social Security Number(s))

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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